UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  September 23, 2008

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On September 23, 2008, Banner Corporation (“Banner”) issued a press release  announcing a $6.1 million ($4.0 million after tax) valuation write down in the quarter ended September 30, 2008 with respect to common and preferred stock it owns issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”).  The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 2.06 by reference in its entirety.

Item 8.01 Other Events.

In the press release Banner announced that it declared a regular quarterly cash dividend of $0.05 per share to be paid on October 15, 2008 to shareholders of record as of October 6, 2008. In addition, Banner also provided guidance with respect to its third quarter results of operations and announced that it anticipated a net loss for the quarter ended September 30, 2008 in the range of approximately $1 million to $2 million.  This loss is the result of the $6.1 million ($4.0 million after tax) write down on the Fannie Mae and Freddie Mac securities and an anticipated provision for loan losses of $8 million. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits

            99.1             Press release dated September 23, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: September 24, 2008	By:/s/Lloyd Baker
Lloyd Baker
Executive Vice President and
Chief Financial Officer

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Exhibit  99.1

Press Release dated September 23, 2008

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Contact: D.Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Declares $0.05 Quarterly Cash Dividend;
Provides Guidance On Third Quarter Performance and Capital;
Announces Third Quarter Conference Call and Webcast

Walla Walla, WA -- September 24, 2008  -- Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today announced that its Board of Directors declared a regular quarterly cash dividend of $0.05 per share. The dividend will be paid on October 15, 2008, to shareholders of record as of the close of business on October 6, 2008.

``There are many factors we carefully consider in setting our dividend, including capital adequacy, earnings, payout ratios and yield,'' said D. Michael Jones, President and CEO. ``As a result of the continuing uncertainties in the one-to-four family residential real estate market and the effect on our construction and related land and lot loan portfolio, and despite meaningful progress that has been made in the third quarter, we believe it is prudent to preserve capital by reducing our quarterly dividend. We are confident we have sufficient capital to work our way through the liquidation of our one-to-four family residential construction loan portfolio and remain 'well capitalized' under the regulatory guidelines. However, we believe the dividend reduction is appropriate at this time as it is the least expensive way to maintain our capital ratios during this period. If the process goes as we believe today, we may be able to pay an extra dividend at a future date when we return to historical levels of profitability and the loan quality in the balance sheet has returned to a more acceptable condition.''

The United States Treasury recently announced a plan to place the Federal Home Loan Mortgage Corporation (``Freddie Mac'') and the Federal National Mortgage Association (``Fannie Mae'') into conservatorship under the authority of the Federal Housing Finance Agency. As of June 30, 2008, Banner Corporation owned both common and preferred equity securities issued by Fannie Mae and Freddie Mac with a combined book value of $6.8 million. By September 19, 2008, the fair value of these securities had declined to approximately $700,000. As a result, Banner expects to record a $6.1 million ($4.0 million after tax) valuation write-down in the third quarter.

Based on a current evaluation of market and credit conditions, Banner expects to report a net loss for the quarter ending September 30, 2008 in the range of approximately $1 million to $2 million, or $0.06 to $0.12 per diluted share, primarily as a result of the valuation write-down of Fannie Mae and Freddie Mac common and preferred stock and an anticipated provision for possible loan losses of $8 million. The loss is composed of approximately $2.5 million of operational profit, which includes the loan loss provision, offset by anticipated net valuation adjustments for financial instruments carried at fair value which will include the Fannie Mae and Freddie Mac securities write-down. Banner will continue to evaluate the situation and will make a final determination with respect to the provision for possible loan losses and the valuation adjustments in connection with the preparation of its financial statements for the third quarter of 2008.

Preliminary earnings information is being announced today due to the unusual market environment and heightened concerns with respect to securities valuations and credit quality. The release of this preliminary earnings information is not expected to begin a practice of issuing earnings guidance.

(more)

BANR press release
September 24, 2008

Conference Call

Banner plans to report earnings for the third quarter of 2008 after the market closes on Wednesday, October 29, 2008. Management will host a conference call on Thursday, October 30 at 8:00 a.m. PT. (11:00 am ET) to discuss the results. The call will also be broadcast live via the internet.

Investment professionals are invited to dial 303-262-2140 at 8:00 a.m. PT (11:00 a.m. ET) to access the call. All current and prospective shareholders are welcome to listen to the live call or replay through a webcast posted on the Banner Bank's website, http://www.bannerbank.com. An archived recording of the call can be accessed by dialing 303-590-3000, access code 11119693#, until Thursday, November 6, 2008.

About Banner Corporation

Banner Corporation is a $4.6 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at http://www.bannerbank.com.

This press release contains statements that the Company believes are ``forward-looking statements.'' These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward-looking statement that may be made on behalf of the Company.

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